SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

———————

FORM 8-K

———————

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2009

———————

FIRST NATIONAL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

———————

Nevada	333-62588	91-1678245
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Webber Street, Suite 3113, Sarasota FL 34239

 (Address of principal executive offices, including zip code)

(941) 926-5745

(Registrant's telephone number, including area code)

227 Bellevue Way NE, #227, Bellevue WA 98004

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended.  This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.  These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions  ("will," "may," "could," "should," etc.).  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

ITEM 1.01

Entry into a Material Definitive Agreement.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 2.01

Completion of Acquisition or Disposition of Assets.

On April 20, 2009, First National Energy Corporation (the “Company”) entered into a preliminary letter of intent with Boreas Research Corporation (“Boreas”), a Florida corporation, pursuant to which the Company would acquire a territorial license to certain rights in alternative energy technology of Boreas, in exchange for a quantity of newly issued common shares of the Company. Such letter of intent was superseded by a Technology License and Stock Purchase Agreement (the “Agreement”) between the Company and Boreas that was consummated on May 25, 2009 (the “Closing”), at which time the Company issued the stockholders of Boreas 98,800,000 new restricted and unregistered common shares of the Company and agreed to pay certain future royalties to Boreas from net revenues realized by the Company from the technology license. The consideration issued in the transaction was determined as a result of arm’s-length negotiations between the parties.

The preliminary letter of intent was reported by the Company on form 8-K to the Securities and Exchange Commission (“SEC”) on April 21, 2009, and the Agreement was annexed to an information statement on form 14-C filed with the SEC in preliminary and definitive forms on April 22, 2009 and May 4, 2009, respectively.  The definitive information statement was mailed to the shareholders of the Company on May 4, 2009.

The Company obtained written consent to the Agreement and the transaction from the holders of 55.82% of its issued and outstanding shares of common stock in lieu of a meeting of stockholders.

On May 14, 2009, the Company and Boreas amended the Agreement by making and entering into that certain First Amendment of Technology License and Stock Purchase Agreement (the “Amendment”), the full text of which is appended as an exhibit to this current report, pursuant to which (1) Boreas elected, as authorized by the Agreement, to cause the new restricted and unregistered common shares of the Company due to Boreas at the Closing to be issued to the stockholders of Boreas, and (2) the Company and Boreas agreed to reduce the number of new restricted and unregistered common shares of the Company to be issued at the closing of the transaction, from 98,915,000 shares to 98,800,000 shares.

In exchange for the Company acquiring a technology license from Boreas at the Closing pursuant to the Agreement (as amended by the Amendment), the shareholders of Boreas received an aggregate of 98,800,000 new restricted and unregistered common shares of the Company's common stock. Accordingly, the Boreas Shareholders now own 99.23% of the Company's 99,565,228 outstanding shares. No finder’s fees were paid or consulting agreements entered into by the Company in connection with the transaction.

Also upon the Closing, Mr. Peter Wanner, then the sole member of the Company’s board of directors, appointed Douglas Lindeblom and Gianni Caputo to vacant positions on the Company’s board of directors, and the new board of directors, as so constituted, elected the following officers:

Douglas Lindeblom - Chairman, Chief Executive Officer and President

Peter Wanner - Chief Operating Officer, Treasurer and Chief Financial Officer

Gianni Caputo - Vice President and Secretary

Prior to the transaction, there were no material relationships between us and Boreas, between Boreas and our affiliates, directors or officers, or between any associates of Boreas and our officers or directors. All of our transaction liabilities were settled on or immediately following the Closing.

Upon the Closing on May 25, 2009, the Company is no longer deemed to be a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references in this Current Report on Form 8-K to "we," "us," and the "Company" are to First National Energy Corporation, a Nevada corporation, together with its wholly-owned subsidiary (First National Power Corporation), from and after the date of the Closing, May 25, 2009.  The operations of First National Energy Corporation are the only operations of the Company.

FORM 10 ITEM 1.  BUSINESS.

a. General Development of Business

Our Company was incorporated as Capstone International Corporation on November 16, 2000, in the state of Delaware, and has a class of shares registered with the Securities and Exchange Commission on Form SB-2 as SEC File No. 333-62588, filed on June 8, 2001. The Company’s name was changed to “First National Power Corporation” on January 28, 2004, and was changed again to “First National Energy Corporation” on February 12, 2009, at which time the Registrant effected a reverse stock split, adopted a holding company structure, and relocated its corporate charter from Delaware to Nevada.

On May 25, 2009, control of the Company was acquired by the shareholders of Boreas Research Corporation (“Boreas”), a Florida corporation, pursuant to a Technology License and Stock Purchase Agreement (“Agreement”) between the Company and Boreas, and under which the Company acquired a territorial license to certain rights in alternative energy technology of Boreas and agreed to pay certain future royalties to Boreas from net revenues realized by the Company from the technology license. The Agreement contains customary representations, warranties and covenants of the parties for like transactions.  The foregoing description of the Technology License and Stock Purchase Agreement is qualified in its entirety by the full text of the agreement set forth in the definitive Information Statement for the transaction filed by the Company with the Securities and Exchange Commission on May 4, 2009, which is incorporated herein by reference, and by the full text of the First Amendment of Technology License and Stock Purchase Agreement which is appended as an exhibit to this current report.

The Company has not been a party to any bankruptcy, receivership or similar proceeding at any time since inception of the Company.

Plan of Operation for Remainder of the Company’s Fiscal Year Ending December 31, 2009

The goal of the Company is to develop, manufacture and operate supplemental wind energy systems to be installed at wind farm projects throughout the United States and Canada that are connected to the general utility electric grid to produce clean, environmentally-sound wind power for use by the electric power industry.

It is anticipated that management of the Company will devote their efforts during the remainder of the Company’s current fiscal year ending December 31, 2009, to (a) conducting material product research and development of supplemental wind generation systems that can be mass produced (to date, the Company has not yet completed a prototype of its licensed proprietary technology), (b) leasing premises in both the United States and Canada where manufacturing of the Company’s products can be performed, (c) negotiating site agreements and revenue sharing arrangements with existing wind farm operators in the United States and Canada for installation of the Company’s manufactured supplemental wind generation systems (which wind farm operators would then sell the wind energy produced by the Company’s systems to the local utility company and remit the negotiated portion of the proceeds to the Company), and (d) raising sufficient capital to carry out the Company’s business plan.

The Company intends to retain ownership of each supplemental wind generation system it manufactures and installs, such that revenues will be generated by sharing the proceeds of power generated by such systems with the operators of the wind farms where the systems are installed. The Company will endeavor to obtain casualty and liability insurance at a reasonable cost for its installed supplemental wind generation systems.

It is estimated that the Company will hire six additional employees during the remainder of its current fiscal year, two such employees being required for manufacturing and production at each of its United States and Canada facilities and two such employees being required for sales and administration.

In order to accelerate market awareness of its products and product placement, the Company will endeavor to establish strategic relationships with major participants in the wind energy industry in North America, including enterprises providing installation and maintenance services to existing wind farm operators.

The Company intends to negotiate site agreements and revenue sharing arrangements with existing wind farm operators in advance and at a rate greater than its manufacturing capacity, in order to facilitate its financing efforts.

b. Financial Information about Industry Segments

Since the Company has been a "shell company" as defined under defined in Rule 12b-2 under the Act, it is impracticable to compare industry segment information for the current interim period with prior periods, as the industry segment financial data from the Company’s prior three fiscal years is not indicative of current or future operations of the industry segment.

c. Narrative Description of Business

The Company’s involvement in renewable energy products commenced in May of 2009 as a result of its acquisition from Boreas Research Corporation of an exclusive license in the United States and Canada of rights in a proprietary small wind turbine system that augments the output of existing large scale wind installations.

The goal of the Company is to develop, manufacture and operate supplemental wind energy systems to be installed at wind farm projects throughout the United States and Canada that are connected to the general utility electric grid to produce clean, environmentally-sound wind power for use by the electric power industry. The Company’s principal product will maximize the energy productivity of existing wind turbines by capturing energy that flows through and underneath existing large wind turbine systems, utilizing a series of twinned, stacked turbines incorporated in a supplemental wind energy generating system (“SWEG”) that increases the energy potential of existing wind turbines at a fraction of the cost as measured by power generated, and in a much shorter time than installing additional wind turbine units, which can take as long as seven years.

The systems to be manufactured by the Company will generally consist of a series of smaller, twinned, stacked turbines (each having a capacity of 10 kilowatts) that are placed within a layered sheathing configuration surrounding the existing structural tower in this unused space, which enhances the capture and conversion of wind power to electrical energy by the existing wind turbine that is not utilized due to its single turbine design. This series of smaller stacked turbines within the layered sheathing configuration of the Company’s systems significantly amplifies the ambient wind speed directed at the smaller turbines which dramatically increases the power production of the wind power installation.

The Company will also benefit from reliable data measured by current power generation of installed capacity at potential sites, which is more reliable than wind studies normally conducted as part of any wind farm site evaluation and may be obtained by the Company free of cost.

Each such system will be manufactured by the Company utilizing readily available mass-produced materials as the principal component parts, according to specifications correlating with the existing equipment and wind resources of each host wind facility. The Company expects its systems will provide wind generation at a fraction of the current costs of permitting and constructing large scale wind energy systems and with much higher margins and returns on the Company’s investment.  The Company intends to retain ownership and title to each of its installed supplemental wind generation systems.

Based on research, the Company believes each of its systems can generate power output of 35% or more of the total production of the traditional “propeller-on-pole (“POP”) turbine at a cost to the Company of no more than 13% of the original cost of the POP turbine where the system is installed.

To ensure the success of its business plan, the Company will forge strategic relationships within the Wind industry throughout the United States and Canada in order to raise awareness of the adaptability, profitability, and sustainability of its supplemental wind energy generation systems.

Principal Products and Markets

Demand for electricity has dramatically increased as our society has become more technologically driven, and this trend is expected to continue. Significant new capacity for the generation of electricity will be required to meet anticipated demand. According to the U.S. Department of Energy - Energy Information Administration’s (”EIA”) Annual Energy Review 2008, nearly half of all electricity produced in the United States was generated by coal, which is the largest source of carbon dioxide in the atmosphere. Other major sources of electricity in 2008 were nuclear (20%), natural gas (18%) and hydropower (7%). Renewable power sources including wind accounted for 2% of electricity production in the United States. The amount of electricity generated from coal in the United States has increased 72% since 1980 and is projected to be 51% higher in 2025 than in 2002, according to the U.S. Department of Energy EIA’s Annual Energy Outlook 2004 with Projections to 2025.  The EIA’s 2009 Annual Energy Outlook Early Release Overview released in December 2008 projects that, while coal continues to be the most important fuel for U. S. electricity generation currently, coal consumption is expected to decline in the future because of reduced investment in new coal-fired generating capacity combined with the increased generation of electricity from renewable energy, including wind.  These and other independent government and trade publications cited herein are publicly available on the Internet without charge.

Most of the world’s main energy sources are still based on the consumption of non-renewable resources such as petroleum, coal, natural gas and uranium. However, while still a small segment of the energy supply, renewable sources such as wind power are growing rapidly in market share. Wind power delivers multiple environmental benefits. Wind power operates without emitting any greenhouse gases and has one of the lowest greenhouse gas lifecycle emissions of any power technology. Wind power results in no harmful emissions, no consumption of fuel, no radioactive or hazardous wastes and no use of water to steam or cool. Wind projects are developed over large areas, but their carbon footprint is light. Farmers, ranchers and most other land owners can continue their usual activities after wind turbines are installed on their property.

According to the U.S. Department of Energy EIA’s publication Renewable Resources in the U.S. Electricity Supply, wind power generation is projected to increase eight-fold between 1990 and 2010, a rate of 10.4% per year. Annual growth in the global wind energy capacity for the past ten years has exceeded an average of 28% per year according to the Global Wind Energy Council’s (“GWEC”) Global Wind 2008 Report, with 2008 experiencing an increase of 28.8%. Although wind power produces under 1% of electricity worldwide according to the GWEC’s Global Wind 2007 Report, it is a leading renewable energy source and accounts for 20% of electricity production in Denmark (according to the U.S. Department of Energy’s Energy Facts web page).  Elsewhere in the European Union, wind power generation represented more than 11% of electricity consumption in Spain, and 7.5% of electricity consumption in Germany, according to the GWEC’s Global Wind 2008 Report, which predicts that wind power is positioned to supply 10% to 12% of global electricity demand by 2020, reducing carbon dioxide omissions by 1.5 billion tons annually.

Wind power has become a mainstream option for electricity generation, and we believe that it is a critical element to solving climate change and delivering cost-effective domestic power in the United States and Canada. The U.S. and Canadian wind power industries have exceeded all previous records, with a generating capacity increases in 2008 of 50% and 22%, respectively, according to the GWEC Global Wind 2008 Report. Wind now provides electricity generating capacity of over 25,170 megawatts and 2,369 megawatts, respectively, in the United States and Canada, Wind power is now one of the largest sources of new electricity generation of any kind. According to the GWEC Global Wind 2008 Report, wind projects accounted for about 42% of all new power generating capacity added in the United States in 2008, and Canada is expected to add another 650 Megawatts of capacity in the current year.

The GWEC Global Wind 2008 Report announced that the United States led the world in new wind power installations in 2008.  Global wind capacity increased by more than 20,000 megawatts in 2008, with installation of 8,358 Megawatts of capacity in the United States alone and 526 Megawatts in Canada. China and India were the second and third largest wind power growth countries last year with 6,300 Megawatts and 1,800 Megawatts of wind power capacity added, respectively, according to the report.

Wind power can deliver zero-emissions electricity in large amounts. According to the American Solar Energy Society’s report “Tackling Climate Change in the U.S.”, energy efficiency and renewable energies can provide most, if not all, of the U.S. carbon emission reductions needed to keep atmospheric carbon dioxide levels at no more than 450 to 500 parts per million, the level targeted in the more protective climate change bills before the U.S. Congress. According to this report, wind power would offer a large carbon reduction “wedge” by contributing a 35% relative share from among the various renewable energy contributors, and could feasibly constitute about 20% of the U.S. electricity supply by 2030.

According to the Emerging Growth Research, LLP’s Industry Report (U.S. Wind Sector, December 29, 2008) “Emerging Growth Report 2008,” the increase in domestic U.S. wind capacity installed in 2008 is equivalent to the capacity of approximately 35 average sized coal-fired power plants.  Considering that each average size coal-fired power plant in the United States produces about 3,000,000 tons of carbon emissions each year, currently-installed U.S. wind power capacity is reducing total carbon emissions by just over 105,000,000 tons each year.

Furthermore, wind power delivers zero-emissions electricity at an affordable cost. No other power plants being built in the United States today generate zero-emissions electricity at a cost per kilowatt-hour nearly as affordable as wind power. Consequently, using wind power lowers the cost of complying with emissions reduction goals. The affordable cost of wind power is stable over time. Wind projects do not use any fuel for their operations, so the price of wind power does not vary when fuel prices increase. When utilities acquire wind power, they lock in electricity at a stable price for 20 years or more.

Wind, however, is intermittent and electricity generated from wind power can be highly variable. Good site selection and advantageous positioning of turbines on a selected site are critical to the economic production of electricity by wind energy. In our experience, the primary cost of producing wind-powered electricity is the turbine equipment and construction cost; wind energy has no fuel costs and relatively low maintenance costs. As an intermittent resource, wind power must be carefully positioned into the electric grid along with other generation resources and we believe the Company’s business plan will be successful as a result of the Company’s intention to “piggyback” and leverage the existing feasibility studies, site studies and utility integration efforts of existing large scale wind farm operators.

Wind Industry Basics

The vast majority of commercial turbines now operate on a horizontal axis with three evenly spaced blades. These are attached to a rotor from which power is transferred through a gearbox to a generator. The gearbox and generator are contained within a housing called a nacelle. Some turbine designs avoid a gearbox by using direct drive. The turbine is positioned on the top of a vertical support structure (tower or pole) at a height designed to optimize the generation of wind energy. This generally occurs at a height of at least 100 feet above ground. These horizontal axis wind turbines are commonly referred as propeller on pole (‘POP’) wind systems. The electricity is then transmitted down the tower to a transformer and eventually into the grid network.

Wind turbines can operate across a wide range of wind speeds - from 3-4 meters per second up to about 25 m/s, which translates into 90 km/h (56 mph), and would be the equivalent of gale force 9 or 10.

The majority of current turbine models make best use of the constant variations in the wind by changing the angle of the blades through 'pitch control', by turning or “yawing” the entire rotor as wind direction shifts and by operating at variable speed. Operation at variable speed enables the turbine to adapt to varying wind speeds and increases its ability to harmonize with the operation of the electricity grid. Sophisticated control systems enable fine tuning of the turbine’s performance and electricity output.

Modern wind technology is able to operate effectively at a wide range of sites – with low and high wind speeds, in the desert and in freezing arctic climates. Clusters of turbines collected into wind farms operate with high availability, are generally well integrated with the environment and accepted by the public. Using lightweight materials to reduce their bulk, modern turbine designs are sleek, streamlined and elegant.

Wind turbines must be placed in open areas requiring a large amount of land necessary to “harvest the wind.” Turbines are typically placed on a small plot of land, resulting in less than one acre being removed from normal use (such as farming or grazing), for each 50 acres of wind resource captured. Turbines must be spaced a certain minimum distance apart to avoid “shadowing” each other and reducing power output. Experience has demonstrated that agricultural properties enhanced with wind generating facilities can more than double annual net income that would otherwise be derived from cultivation or grazing alone.

One of the most valuable assets of an existing wind project operator is the power purchase agreement, which represents the main source of revenue for the project. Ideally, the power purchase agreement is with a utility that has an investment grade or better credit rating and one that is motivated by a regulatory requirement, such as a renewable portfolio standard, to meet its obligation to take electricity under the power purchase agreement. Most power purchase agreements are structured to provide revenues to the project company on a fixed or scheduled price basis for a term greater than the term of the project’s debt financing, usually with "take-or-pay" provisions, which obligate the utility to pay for electricity on a regular basis whether or not the utility actually takes the electricity, except in the case of events of force majeure or emergency situations.

The wind industry also creates many new jobs; over 400,000 people are now employed in this industry worldwide, and that number is expected to be in the millions in the near future.

The principal markets for the Company’s SWEG systems are those areas in the United States and Canada where large scale wind farm operators have installed or made plans to install large, three-bladed propeller-on-pole (POP) windmills or turbines with negotiated power revenue contracts and utility connections. In light of the considerable demand that exists today from government and private businesses in the United States and Canada for carbon free and renewable energy, the Company’s products will enable existing wind farmers to utilize the additional power generated by the Company’s SWEG system to augment their current power generation and grid connectivity. Utilizing readily available mass-produced materials as the principal component parts of its SWEG systems, the Company believes it will have the ability to order and install materials within a significantly shorter time frame than erecting large wind turbine units. Furthermore, the incorporation of mass produced component parts will allow the Company to assemble and install its licensed products at a fraction of the current market prices for wind energy systems, with the result being a much higher return on the Company’s investment than the wind energy industry is currently experiencing.

The Company anticipates that its products will be distributed directly by the Company and not through any dealers or sales agents.

Since the Company is in the development stage, none of its revenues for the last three fiscal years includes any contribution from the implementation of the Company’s products.

Status of Product

The Company’s principal product, the SWEG system, is currently in the planning stage, with a production scale prototype expected to be developed over the next three months.  This effort will require additional engineering at premises that the Company has not yet located or leased, and will require a significant and material investment of capital.

Demand for wind power in the United States and Canada is growing rapidly and we believe the call for growth in wind generating capacity is increasing as well. Our strategy is to leverage our licensed technology by negotiating revenue sharing agreements with operators of existing large scale wind projects in the United States and Canada, where proper conditions exist for successful developments, including adequate wind resources, suitable transmission access and an appropriate regulatory framework providing acceptable power purchase agreements and long-term utility agreements.

In July 2008, the U.S. Department of Energy issued a report entitled 20% Wind Energy by 2030, discussing the viability of the potential for wind energy in the United States to grow to approximately 305 Gigawatts from 2007’s level of approximately 11 Gigawatts. This projected level of growth is estimated to cost billions of dollars per year for the 22 year period covered by the report. The Company believes its supplemental wind systems have the potential to constitute a significant part of this growth, leading to what we estimate will be substantial benefits to the Company and its shareholders.

Growth in wind power is being driven by several environmental, socio-economic and energy policy factors that include:

•

ongoing increases in electricity demand due to population growth and growth in energy consuming devices such as computers, televisions and air conditioning systems;

•

the increasing cost of the predominant fuels required to drive the existing fleet of conventional electric generation such as coal, natural gas, nuclear and oil;

•

the increasing cost and difficulty faced in the construction of conventional electric generation plants;

•

existing and growing legislative and regulatory mandates for “cleaner” forms of electric generation, including state renewable portfolio standards and burgeoning governmental tax incentives for wind and solar generation;

•

ongoing improvements to wind power systems making them more cost effective and improving availability to meet demand; and

•

worldwide concern over greenhouse gas emissions and calls to reduce global warming due to the carbon dioxide produced by conventional electric generation.

In light of these factors and the resulting increase in demand for wind power, we believe that we are uniquely positioned to experience rapid and significant year-over-year growth by developing and installing a portfolio of operating supplemental wind generation systems throughout the United States and Canada. The Company’s strategy, by leveraging the years of development work by existing large scale wind farm operators, eliminates the need for the following time and revenue consuming actions by the Company:

•

initial feasibility studies and project design;

•

negotiation of required land rights agreements to accommodate turbine placement on each project’s specific farm land;

•

studies, design and agreements with utilities as well as with independent system operators, which are organizations formed at the direction or recommendation of the federal government that coordinate, control and monitor the operation of national electrical power grids with respect to connection to existing electric power transmission networks;

•

negotiation and execution of power purchase agreements;

•

construction; and

•

project commissioning.

In addition, by negotiating with existing large scale wind operators with proven generation capacities and negotiated power purchased agreements, the Company can predict with relative certainty the revenues, cash flows and returns on investment it will experience as it implements its business plan.

Sources and Availability of Raw Materials

The Company does not anticipate any material difficulties in either the source or availability of raw materials for the manufacture of its SWEG systems, which can be assembled utilizing mass produced component parts that are readily available.

Importance, Duration and Effect of Technology License

The Company’s technology license, obtained from Boreas Research Corporation (“Boreas”), is central to the Company’s exclusive ability to manufacture and operate its SWEG systems in the United States and Canada.  That technology license has a term of twenty-five (25) years, was implemented on April 21, 2009, and is based on that certain provisional patent application, entitled “Framed Wind Power System for Vertical Wind Towers and Other Vertical Structures“, filed with the United States Patent and Trademark Office and assigned to Boreas on February 13, 2009, under Patent Application Number 61/207,430.

Effect of Seasonality

The Company does not believe its business will be affected by seasonal factors.

Working Capital Practices

The Company will require substantial working capital to satisfy the requirements of its business plan, since it intends to retain ownership of each manufactured product and will not receive revenues until a manufactured product is installed and generating electric power.  In addition, it is predictable that the Company will secure site agreements and power sharing arrangements with large scale wind farm operators with multiple locations spread over large geographical areas, and the Company may be required to manufacture and install, at its own expense, large quantities of its SWEG systems in a relatively brief period of time.

Capital Requirements

If the Company’s systems were added to all 27,540 megawatts (MW) of currently installed wind capacity in the United States and Canada, the potential increase in output would be approximately 31,000 MW. To install this total capacity, the Company would require capital estimated at $6.5 billion and in turn it would generate annual revenues from 18,450 of its installed systems estimated at $3.4 billion, assuming power sales based on a per kilowatt hour (kWh) gross rate of $0.11 and an average host POP turbine rated capacity of 1,492 KW.

Dependence on Single Customer or a Few Customers

The Company cannot currently determine the extent, if any, to which it may rely for its revenues on a single counterparty or a few counterparties, the loss of any one or more of which would have a material adverse effect on its business.  It is not anticipated that the Company will be required to extend credit to any counterparty with which it negotiates site agreements and power sharing arrangements.

Backlog Orders

The Company currently has no firm agreements in place for siting and operating its SWEG systems, and no future arrangements of this kind are included in its revenues on the basis of percentage of completion or program accounting.

Effects of Governmental Intervention or Regulation

The Company does not anticipate that any material portion of its business operations will be subject to renegotiation of profits or termination of contracts or subcontracts at the election of any governmental authority. No governmental approvals are currently required for the manufacture, installation or operation of the Company’s products.

Competitive Conditions

The Company is not aware of any competing technology or process that could have a material adverse affect on its ability to implement its business plan, and it envisions no obstacles to its ability to rapidly implement its products on existing wind turbine units throughout the United States and Canada if sufficient working capital is available to the Company.

Research and Development Expenditures

The Company has not expended any amounts during the last three fiscal years on research and development activities, but anticipates material expenditures for this purpose in the future.

Environmental Regulatory Effects

The Company does not anticipate any material effects on its expenditures, earnings or competitive position from the need to comply with Federal, State or local laws, rules or regulations governing the discharge of materials into the environment, or otherwise relating to the protection of the environment.

Employees

The Company currently has three employees, none of which is working for the Company full-time, and believes that its relationship with its employees is good. The Company anticipates that its existing employees will become full-time employees and that additional full-time employees will be hired by the Company during its current fiscal year.

d. Financial Information about Geographic Areas

As a development stage enterprise, the Company has not yet generated any revenues attributed to the United States, the Company’s country of domicile, or any foreign countries such as Canada, the only other country included in the geographic territory of its technology license.  The Company does not have any long-lived assets other than its technology license, which is located in the country of its domicile, the United States.

e. Available Information

The Company files regular and special event reports on forms 10-K, 10-Q and 8-K, and amendments to such reports, with the Securities and Exchange Commission (“SEC”).  The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company is an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as the Company that file electronically with the SEC. The Internet address of that SEC site is http://www.sec.gov

The Company does not yet have an Internet address, and is therefore unable to make available free of charge on or through its Internet website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC; however, the Company will voluntarily provide electronic or paper copies of its filings free of charge upon request.

f. Reports to Security Holders

The Company is not currently required by the SEC's proxy rules or regulations, or by any stock exchange requirements, to send an annual report to security holders, and it not anticipated that the Company will do so in the near future.  However, any such reports that may be sent in the future to security holders will contain financial information that has been examined and reported on, and with an opinion expressed "by" an independent public or certified public accountant.

g. Enforceability of Civil Liabilities against Foreign Persons

The Company is not a foreign issuer filing a registration statement under the Securities Act.

FORM 10 Item 1A.  RISK FACTORS

The actual results of the Company may differ materially from those anticipated in these forward-looking statements. The Company will operate in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond the Company's control. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect the Company.

RISKS RELATED TO FIRST NATIONAL ENERGY COMPANY

FIRST NATIONAL ENERGY COMPANY IS A DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY THAT MAKES IT IMPOSSIBLE TO RELIABLY PREDICT FUTURE GROWTH AND OPERATING RESULTS.

The Company has not demonstrated that it can:

•

manufacture products in a manner that will enable it to be profitable;

•

establish many of the business functions necessary to operate, including sales, marketing, manufacturing, administrative and financial functions;

•

establish appropriate financial controls;

•

respond effectively to competitive pressures; or

•

raise the capital necessary to implement its business plan.

FIRST NATIONAL ENERGY COMPANY HAS INCURRED OPERATING LOSSES SINCE INCEPTION.

Since its inception in 2000, the Company has incurred losses every quarter. The extent of the Company’s future operating losses and the timing of profitability are highly uncertain, and it may never achieve or sustain profitability.  The Company has incurred a net loss for the three months ended March 31, 2009 of ($10,203).  At March 31, 2009, the Company had an accumulated deficit of ($595,084). The Company anticipates that it will continue to incur operating loses for the foreseeable future and it is possible that the Company will never generate substantial revenues from its products.

THE COMPANY’S FUTURE CAPITAL NEEDS ARE UNCERTAIN. THE COMPANY WILL NEED TO RAISE ADDITIONAL FUNDS NOW AND IN THE FUTURE AND THESE FUNDS MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

The Company believes that its current cash will not be sufficient to meet projected operating requirements for at least the next 3 months and it is therefore necessary that the Company will need to seek additional funds from public and/or private stock offerings, borrowings under credit lines or other sources. The Company’s capital requirements will depend on many factors, including:

•

the revenues generated by products that it manufactures;

•

the costs required to develop its manufacturing processes;

•

the expenses it incurs in manufacturing and placing its products;

•

the costs associated with any expansion of its business;

•

the costs associated with capital expenditures; and

•

the number and timing of any acquisitions or other strategic transactions.

As a result of these factors, the Company will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if the Company issues equity or debt securities to raise additional funds, its existing shareholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of its existing shareholders. If the Company cannot raise funds on acceptable terms, it may not be able to develop or enhance its products, execute its business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated counterparty requirements.

THE COMPANY’S SUCCESS WILL DEPEND ON ITS ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL AND TECHNICAL STAFF.

The Company believes future success will depend on its ability to manage its growth successfully, including attracting and retaining skilled personnel for its manufacturing and site maintenance operations. Hiring qualified management and technical personnel may be difficult.  If the Company fails to attract and retain personnel, particularly management and technical personnel, it may not be able to succeed in its planned operations.

Our executive officers, board of directors and key employees are crucial to our business, and we may not be able to recruit, integrate and retain the personnel we need to succeed.

Our success will depend upon a number of key management, sales, technical and other critical personnel, including our executive officers, our board of directors and key employees with expertise in the industry. The loss of the services of any key personnel, or our inability to attract, integrate and retain highly skilled technical, management, sales and marketing personnel could result in significant disruption to our operations, including our inability or limited success in locating new sites, effectiveness of sales efforts, quality of customer service, and completion of our initiatives, including growth plans and the results of our operations. Any failure by us to find suitable replacements for our key senior management may be disruptive to our operations. Competition for such personnel in the technology industries is intense, and we may be unable to attract, integrate and retain such personnel successfully.

We may have to depend on outside advisors for some of our primary business operations.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers and attorneys or engage other consultants or advisors. The selection of any such advisors will be made by our directors and officers without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event management considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

IF THE COMPANY DOES NOT EFFECTIVELY MANAGE ITS GROWTH, ITS BUSINESS RESOURCES MAY BECOME STRAINED AND ITS RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.

The Company expects to rapidly increase its employee base proportionate to expansion of its manufacturing capabilities. This may provide challenges to the Company’s organization and may strain its management and operations. The Company may misjudge the amount of time or resources that will be required to effectively manage any anticipated or unanticipated growth in its business or it may not be able to attract, hire and retain sufficient personnel to meet its needs. If the Company cannot scale its business appropriately, maintain control over expenses or otherwise adapt to anticipated and unanticipated growth, its business resources may become strained, it may not be able to deliver contracted products in a timely manner and its results of operations may be adversely affected

THE COMPANY MAY BE SUBJECT TO POTENTIAL PRODUCT LIABILITY AND OTHER CLAIMS AND IT MAY NOT HAVE THE INSURANCE OR OTHER RESOURCES TO COVER THE COSTS OF ANY SUCCESSFUL CLAIM.

Defects in the Company's products could subject it to potential product liability claims for damage to property or personal injuries.  The Company’s product liability insurance, if available at reasonable cost, may not be adequate to cover future claims. Product liability insurance is expensive and, in the future, may not be available on terms that are acceptable to the Company, if it is available to it at all. Plaintiffs may also advance other legal theories supporting their claims that the Company's products or actions resulted in some harm.  A successful claim brought against the Company in excess of its insurance coverage could significantly harm its business and financial condition.

RISKS RELATED TO CAPITAL STRUCTURE

THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET.

Although the Company's common stock trades on the OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than other exchanges. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for other major exchanges. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for the Company's common stock will be influenced by a number of factors, including:

•

the issuance of new equity securities pursuant to its recent issuance of shares for a technology license, or a future offering;

•

changes in interest rates;

•

competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•

variations in quarterly operating results;

•

changes in financial estimates by securities analysts;

•

the depth and liquidity of the market for the Company's common stock;

•

investor perceptions of the Company and the alternative energy industry generally; and

•

general economic and other national conditions.

THE COMPANY'S COMMON STOCK IS CONSIDERED A "PENNY STOCK."

The Company's common stock is considered to be a "penny stock" since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Company's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FOLLOWING THE COMPANY’S RECENT TECHNOLOGY LICENSE TRANSACTION, THE PRINCIPAL SHAREHOLDERS OF THE LICENSOR WILL HAVE SIGNIFICANT INFLUENCE OVER THE COMPANY.

The officers, directors and insiders of the Company beneficially own, in the aggregate, 86.4% of the Company's outstanding voting stock. As a result, the principal shareholders of Boreas Research Corporation, the Company’s technology licensor, will possess significant influence over the Company, giving them the ability, among other things, to elect a majority of the Company's Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control of the Company, impeding an acquisition, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

As part of our technology license agreement with Boreas Research Corporation, we are obligated to file an initial registration statement providing for the resale of a portion of the shares of common stock issued by the Company for the technology license, although the agreement does not provide for liquidated damages or any fixed deadline by which such registration must be declared effective. If and when such registration statement becomes effective, a significant number of shares of our common stock will be eligible for sale, which could depress the market price of our common stock. Further, shares may in the future be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a person who has held restricted shares for a period of six months after the Company ceased being a “shell company” may, upon filing a notification with the SEC on Form 144, sell our common stock into the market, subject to certain limitations.

THE COMPANY DOES NOT FORESEE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.  The Company has not paid any dividends since its inception.

ANTICIPATED LIQUIDITY AND CAPITAL RESOURCES

The Company’s management anticipates that substantial additional capital will be required to implement its business plan. However, there can be no assurance that management will be successful in raising such necessary additional capital. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to implement our business plan, fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could harm the Company’s business, results of operations and financial condition.

RISKS RELATED TO WIND ENERGY INDUSTRY

We have a limited operating history and we have not demonstrated that we can develop, market, install and manage our licensed supplemental energy generating systems on a large scale.

We have a limited history of managing supplemental energy generating systems and limited data upon which you can evaluate our business. Our prospects for success must be considered in the context of a new company in a developing industry. The risks we face include developing and acquiring successful relationships with large scale wind farms, reliance on third parties, operating in a competitive environment in which electricity rates will be set by the operation of market forces and regulatory constraints, uncertain performance of our supplemental energy generating systems, financing our business and meeting the challenges of the other risk factors described herein. If we are unable to address all of these risks, our business, results of operations and financial condition may suffer.

The revenues generated by wind farms depend on market prices of energy in competitive wholesale energy markets. Market prices for both energy and capacity are volatile and depend on numerous factors outside our control including economic conditions, population growth, electrical load growth, government and regulatory policy, weather, the availability of alternate generation and transmission facilities, balance of supply and demand, seasonality, transmission and transportation constraints and the price of natural gas and alternative fuels or energy sources. The wholesale power markets are also subject to market regulation by the Federal Energy Regulatory Commission, independent system operators, and regional transmission operators which can impact market prices for energy and capacity sold in such markets, including by imposing price caps, mechanisms to address price volatility or illiquidity in the markets or system instability and market power mitigation measures. We cannot assure you that market prices will be at levels that enable us to operate profitably or as anticipated. A decline in electricity or capacity market prices below anticipated levels could have a material adverse impact on our revenues or results of operations. In markets where wind farms qualify to receive capacity payments, it is typical that only a portion of the wind farm’s capacity is eligible to receive capacity payments. This portion is typically based on the previous year’s average net capacity factor during peak periods. In addition, changes to regulatory policy or market rules regarding the qualification of wind generation as a capacity resource could limit or eliminate a wind farm’s ability to receive payments for its generating capacity.

The governments of the United States and Canada may not extend or may decrease existing tax incentives for renewable energy, including wind energy, which would have an adverse impact on our development strategy.

Tax incentives applicable to the wind energy industry currently in effect include the production tax credit (“PTC”) and accelerated tax depreciation for certain assets of wind farms. The current version of the PTC provides the owner of a wind turbine with a credit against its federal income tax obligations based on the amount of electricity generated by the wind turbine. The accelerated depreciation for certain assets of wind farms provides for a five-year depreciable life for these assets, rather than the 15 to 25 year depreciable lives of many non-renewable energy assets. We also cannot assure you that the tax laws providing for accelerated depreciation of wind farm assets will not be modified, amended or repealed in the future. If the current tax incentives are not extended or renewed, or are extended or renewed at a lower rate, financing options for wind farms may be reduced and development plans for additional wind farms could be adversely affected, thereby severely restricting the number of potential sites for the Company’s products.

Tax equity investors have limited funds, and wind energy producers compete with other renewable energy producers for tax equity financing. In the current rapidly expanding market, the cost of tax equity financing may increase and there may not be sufficient tax equity financing available to meet the total demand in any year. In addition, one or more current tax equity investors may decide to withdraw from this market thereby depleting the pool of funds available for tax equity financing. Alternative financing will be more expensive and there may not be sufficient liquidity in alternate financial markets. As a result, development of additional wind farms and the Company’s growth potential would both be adversely affected.

The performance of wind farms and, by extension, the Company’s products, are dependent upon meteorological and atmospheric conditions that fluctuate over time. The production of electricity generated by our supplemental wind energy systems will be the source of substantially all of our revenues. As a result, our results of operations will be highly dependent on meteorological and atmospheric conditions.

Operational factors may reduce energy production from the Company’s supplemental wind energy generation systems below projections, causing a reduction in revenue. The amount of electricity generated depends upon many factors in addition to the quality of the wind resources, including but not limited to turbine performance, aerodynamic losses resulting from wear on the wind turbine, degradation of other components, icing or soiling of the blades and the number of times an individual turbine or an entire wind farm may need to be shut down for maintenance or to avoid damage due to extreme weather conditions. In addition, conditions on the electrical transmission network can impact the amount of energy a wind farm can deliver to the network. We cannot assure you that any of our supplemental wind energy generation systems will meet energy production expectations in any given time period.

As with all power generation facilities, operation of our supplemental wind energy generation systems will involve operating risks, including:

•

our possible inability to achieve the output and efficiency levels for our supplemental wind energy generation systems that we have projected; and

•

shutdown due to a breakdown or failure of equipment or processes, violation of permit requirements (whether through operations or change in law), operator error or catastrophic events such as fires, explosions, floods or other similar occurrences affecting us, our supplemental wind energy generation systems or third parties upon which our business may depend.

The occurrence of one or more of these events could significantly reduce revenues expected to be produced by our supplemental wind energy generation systems or significantly increase the expenses of our supplemental wind energy generation systems, thereby adversely affecting our business, results of operations and financial condition.

Our financial projections assume that we will be able to operate our supplemental wind energy generation systems nearly continually and we may have trouble meeting our obligations if we are not successful.

We will need to achieve high levels of availability and dispatch for our supplemental wind energy generation systems to operate profitably. We operate under the assumption that we will achieve high levels of availability and dispatch in developing the revenue figures included in our financial projections. However, developments could affect the dispatch rate of our supplemental wind energy generation systems, including the following:

•

equipment problems or other problems which affect the ability of our supplemental wind energy generation systems to operate;

•

implementation of additional or more stringent environmental compliance measures; or

•

the market introduction of new and competing products which may be more efficient and cost effective than our supplemental wind energy generation systems.

Changes in energy laws or regulations or interpretations of these laws or regulations could result in increased compliance costs or result in additional expenditures for us. Failure by us to comply or failure to satisfy requirements could also subject us to the imposition of penalties and fines. Governmental laws, regulations and policies applicable to alternative energy sources are currently subject to modifications and are expected to continue to evolve. Resulting laws and policies may restrict the structuring of the sales of the power generated by wind farms. Federal law regulates wholesale sales of electricity and the transmission of electricity in interstate commerce by public utilities. We cannot predict whether federal or state governmental entities or regulatory authorities will adopt new laws or regulations or modify existing laws affecting the generation and/or transmission of electricity, or the ability of our counterparty wind farm operators to comply with them. Such new laws or regulations could have a material adverse impact on our business, results of operations or financial condition.

Various state governments may not extend or may decrease incentives for renewable energy, including wind energy, which would have an adverse impact on our development strategy.

Various types of incentives which support the sale of electricity generated from wind energy presently exist in regions where we plan to market, install and operate our products on existing wind farms. We cannot assure you that governmental support for alternative energy sources will continue at current levels or that the wind farms we partner with will qualify for such incentives. Any decrease in such state-level incentives could have an adverse impact on our development strategy.

We depend on our ability to locate and develop new sources of wind power in a timely and consistent manner, and failure to do so would adversely affect our operations and financial performance.

Our success in the industry requires additional and continuing development to become and remain competitive. We expect to continue to make substantial investments in development activities. Our future success will depend, in part, on our ability to continue to locate additional wind power sites. This development activity will require continued investment in order to maintain and grow our market position. We may experience unforeseen problems in our development endeavors. We may not achieve widespread market acceptance of our supplemental wind energy generation systems. These factors could materially affect our ability to forecast operations and negatively affect our stock price, results of operations, cash flow and financial condition.

The number of desirable sites available for successful wind farms is limited, and our inability to successfully negotiate for access with the owners and operators of such sites would limit our ability to implement our development strategy.

We are a small company, and we will be operating in a highly competitive market, and this competition may accelerate in the future. Potential competitors have, or may have, substantially greater financial, marketing or technical resources, and in some cases, greater name recognition and experience than we have. Such potential competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, and may also be able to devote greater resources to the development and promotion of supplemental wind energy generation systems than we can. Potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of our prospective counterparties. It is possible that new competitors or alliances among potential competitors may emerge and rapidly gain significant market share. This would in turn reduce our market share, reduce our overall revenues and require us to invest additional funds in new technology development. If we cannot compete successfully against competitors, this will have a negative impact on our business, financial condition, results of operations and cash flow.

We will depend on electric transmission facilities owned and operated by third parties to deliver the electricity that we sell. We will typically connect to transmission networks through the facilities owned and controlled by our counterparty wind farm owners and operators. The capacity of the local transmission network may be limited or constrained, and the owner of the network may not allow us to interconnect our supplemental wind energy system without first constructing any necessary system upgrades. Many wind farms are located in remote areas with limited transmission networks where intense competition exists for access to, and use of capacity on, the existing transmission facilities. We cannot assure you that we will obtain sufficient network connections for all future installations within planned timetables and budgetary constraints.

Our counterparty wind farm owners and operators are required to meet certain technical specifications in order to be connected to the transmission network. If any wind farm does not meet, or ceases to comply with, these specifications, we will not be able to connect, to or remain connected, to the transmission network. We may also incur liabilities and penalties, including disconnection from the network, if the transmission of electricity by one or more of such host wind farms does not comply with applicable technical requirements. In the interconnection agreements between wind farms and the applicable transmission owner or operator, the transmission owner or operator retains the right to interrupt or curtail transmission deliveries as required in order to maintain the reliability of the transmission network. We cannot assure you that the Company will not be adversely impacted by any such interruption or curtailment.

FORM 10 ITEM 2. FINANCIAL INFORMATION

SUMMARY FINANCIAL INFORMATION

The following gives a summary of the most recent balance sheet data of First National Energy Corporation as of March 31, 2009 and as of December 31, 2008, and the statements of operations data of the Company for the three months ended March 31, 2009 and for the year ended December 31, 2008.

	3 Months Ending	Year Ending
	March 31, 2009	December 31, 2008
Statement of Operations

Revenue	$––	$––
Net Loss	(10,203)	(20,796)
Net Loss Per Share	$ ( .01)	$ ( .03)

Balance Sheet

Total Assets	$65,314	$85,122
Total Liabilities	262,537	272,142
Shareholders’ Deficit	(197,223)	(187,020)

Note: This information is only a summary. You should also read the historical information, management's discussion and analysis and related notes of the Company contained in its Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission for the three month period ended March 31, 2009 and the annual report on Form 10-KSB for the fiscal year ended December 31, 2008.

We are providing the above financial and the other information set forth elsewhere herein for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of the Company will be once the transaction which is the subject of this current report is concluded.

DISCLOSURE CONTROLS AND PROCEDURES

As reported in the Company’s latest annual report on Form 10-KSB, as of December 31, 2008, we carried out an evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined by Rule 13a-15(e) under the Securities Exchange Act of 1934) under the supervision and with the participation of Mr. Peter Wanner, our Chief Financial Officer. Based on and as of the date of such evaluation, Mr. Wanner concluded that the Company’s disclosure controls and procedures were not effective.

The Company also maintains a system of internal accounting controls that is designed to provide assurance that assets are safeguarded and that transactions are executed in accordance with management’s authorization and properly recorded. This system is continually reviewed and is augmented by written policies and procedures, the careful selection and training of qualified personnel and an internal audit program to monitor its effectiveness. During the fiscal year ended December 31, 2008, there were no changes to this system of internal controls or in other factors that could significantly affect those controls.

As reported in the Company’s latest annual report on Form 10-KSB, our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Internal control over financial reporting refers to a process designed by, or under the supervision of Mr. Peter Wanner, our Chief Financial Officer and effected by our Board, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in connection with generally accepted accounting principles, including those policies and procedures that:

•

Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

•

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•

Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting cannot provide absolute assurance of the prevention or detection of misstatements. In addition, projections of any evaluation of effectiveness to future periods are subject to risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In connection with the preparation of the Company’s annual report on Form 10-KSB for the year ended December 31, 2008, Mr. Peter Wanner, our Chief Financial Officer, has evaluated the effectiveness of our internal controls over financial reporting, pursuant to Rule 13a-15 under the Exchange Act. Mr. Wanner conducted his evaluation of the Company’s internal control over financial reporting based on the framework in Internal Control – Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. In the course of making his assessment of the effectiveness of internal controls over financial reporting, he identified one material weakness in our internal control over financial reporting. This material weakness consisted of inadequate staffing within the accounting operations of our Company. The small number of employees who are responsible for accounting functions (more specifically, one) prevents us from segregating duties within our internal control system. The inadequate segregation of duties is a weakness because it could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews. There were no changes in our internal controls over financial reporting that occurred during the fourth fiscal quarter of 2008 or any subsequent period that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

FORM 10 ITEM 3. PROPERTIES

The Company currently has a small headquarters office location at 2000 Webber Street, Suite 3113, Sarasota, Florida 34239, but does not yet have any physical locations necessary to develop and manufacture its products.  The Company anticipates that it will lease two manufacturing facilities, one in the United States and one in Canada, within the next three months.

FORM 10 ITEM 4. SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned on May 25, 2009 (and after giving effect to the issuance of 98,800,000 new restricted shares of the Company’s common stock pursuant to the technology license and stock purchase transaction which is the subject of this current report), by:

•

each person who is known by us to beneficially own 5% or more of our common stock;

•

each of our directors and executive officers; and

•

all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Holder (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Common	Peter Wanner Director, Chief Operating Officer, Treasurer and Chief Financial Officer	1,650	0.002%
Common	Douglas Lindeblom Director, Chairman, Chief Executive Officer and President	296,400	0.298%
Common	Gianni Caputo Vice President and Secretary	296,400	0.298%
Common	Lubi Investments Inc. (3) 1551 Second Street Sarasota FL 34236	85,462,000	85.84%
Common	Directors and Officers as a Group	594,450	0.598%

———————

(1)

Other than the 5% Stockholder listed above, the address of each person is c/o First National Energy Corporation, Inc., 2000 Webber Street, Suite 3113, Sarasota FL 34239.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees.  Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

(3)

Lubi Investments Inc. was incorporated and is beneficially owned and controlled by Mr. Frank Cavicchia, of the same address.

FORM 10 ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Immediately following the closing of the technology license transaction with Boreas Research Corporation (“BRC”) described above, Douglas Lindeblom and Gianni Caputo, the President and Secretary, respectively, of BRC, were appointed to vacant positions on the Company’s board of directors, to serve until their death, resignation, removal or the election of their successors.  Peter Wanner, the sole director and officer of the Company prior to the closing of the transaction, will continue to serve as a director and as Chief Operating Officer, Treasurer and Chief Financial of the Company, and the new board of directors of the Company has elected Douglas Lindeblom as Chairman, Chief Executive Officer and President, and Gianni Caputo as Vice President and Secretary, each to serve in such capacities until their death, resignation, removal or the election of their successors.

Following completion of the technology license agreement and change of control of the Company, the new management and directors of the Company include:

DOUGLAS LINDEBLOM (Age 52).  Director, Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

Mr. Lindeblom holds a Masters Certificate in Municipal Management from the University of Ontario Institute of Technology and a B.A. in Urban and Regional Planning from the Ryerson Polytechnical Institute. For the past 8 years, he has served as the Director of Economic Development and Tourism for the Regional Municipality of Durham, in Ontario, Canada. In June of 2009, he will complete a 6 year term as a Director of the Durham Community Foundation, and has also served as a Director of the Economic Developers Council of Ontario since 1990.  Mr. Lindeblom coordinated and managed the launch and administration of the Durham Strategic Energy Alliance, a partnership of government, business and academia whose goal is to position the Durham region as a leading center for the development and demonstration of sustainable energy technologies.

PETER WANNER (Age 55).  Director, Chief Operating Officer, Treasurer and Chief Financial Officer of the Company.

Mr. Wanner is a qualified accountant certified in Canada and Ontario and has 15 years experience as a business consultant to start-up companies, as well as companies in refinancing and turnaround. He also has 26 years of experience in finance and accounting, including 2 years in public accounting as well as international experience working in Mexico, United Kingdom and the United States. Mr. Wanner has served as a director and officer of the Company since May 4, 2004.

GIANNI CAPUTO (Age 28) Director, Vice President and Secretary of the Company.

For the past 5 years, Mr. Caputo has served as Project and Kiosk Integration Manager of Aareas Interative, Inc. (www.aareas.com), a developer of technologies for real estate sales and marketing serving the building industry in the United States and Canada with annual revenues of approximately $4 million.  Mr. Caputo supervises 17 Aareas employees.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee. Later in 2009, our board of directors expects to create such committees, in compliance with established corporate governance requirements. Currently, we have no independent directors.

Audit Committee. We plan to establish an audit committee of the board of directors. The audit committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We plan to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our 2005 Stock Incentive Plan for Employees and Consultants, and recommend and approve grants of stock options and registered and restricted stock under that plan.

Nominations and Governance Committee.

We plan to establish a nominations and governance committee of the board of directors. The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors and executive officers.

No officer or director of the Company has been, within the past five years, involved in any legal proceedings, including bankruptcy, criminal proceedings or civil, nor are they subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of an court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

Compliance with Section 16(a) of the Exchange Act.

As of the date of filing this report, the Company is not aware of any person who, at any time during the most recent fiscal year ended December 31, 2008, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company that failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior years.

Code of Ethics

As of the date of filing this report, the Company has not adopted a Code of Ethics.

FORM 10 ITEM 6. EXECUTIVE COMPENSATION

Employment Agreements

The Company does not currently have any employment agreements with any of its directors or officers.

The following table sets forth, for the most recent fiscal year, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by (i) Mr. Peter Wanner, our Chief Operating Officer, Treasurer and Chief Financial Officer, who is the only one of our three executive officers who received or was entitled to receive remuneration in any amount in such year, and (ii) any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer as at December 31, 2008:

Executive officers and directors of the Company do not currently receive and are not accruing any compensation:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity in- centive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Peter Wanner, Chief Executive Officer	2008 2007	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

Types of Awards

The Company maintains a stock incentive plan, entitled “2005 Stock Incentive Plan for Employees and Consultants” and has registered 3 million of its common shares (1 million on February 25, 2005 and 2 million on April 11, 2005) for issuance under such stock incentive plan.  To date, no shares have been issued under the stock incentive plan.

Our 2005 Stock Incentive Plan for Employees and Consultants provides for the issuance of stock options, incentive stock options, restricted compensation shares, restricted compensation share units, stock appreciation rights (or SARs), performance shares, award shares and other stock-based awards. Performance share awards entitle recipients to acquire shares of common stock upon the attainment of specified performance goals within a specified performance period, as determined by a committee appointed by our board of directors.

Shares Available for Awards

Subject to certain recapitalization events described in our plan, the aggregate number of shares of common stock that may be issued pursuant to our 2005 Stock Incentive Plan for Employees and Consultants at any time during the term of the plan is 3,000,000 shares. If any award expires, or is terminated, surrendered or forfeited, the common stock covered by such award will again be available for the grant of awards under our plan.

FORM 10 ITEM 7. CERTAIN RELATIONSHIPS AND RELATED

TRANSACTIONS AND DIRECTOR INDEPENDENCE

On May 25, 2009, the Company consummated the transaction more particularly described in that certain Technology License and Stock Purchase Agreement, between the Company and Boreas Research Corporation (“BRC”), more particularly described above and in the First Amendment of Technology License and Stock Purchase Agreement which is appended as an exhibit to this current report, pursuant to which BRC granted the Company a license (the “License”) to manufacture certain alternative energy systems incorporating proprietary technology owned by BRC, and the Company issued the stockholders of BRC 98,800,000 new restricted and unregistered common shares of the Company and agreed to pay certain future royalties to BRC from net revenues realized by the Company from the technology license.

Such transaction resulted in a change of control of the Company, as the result of the aforesaid issuance of 98,800,000 new restricted and unregistered common shares of the Company to the stockholders of BRC, since the stockholders of BRC now hold 99.23% of the total issued and outstanding common shares of the Company, after giving effect to the transaction. Two of the Company’s three directors, being Douglas Lindeblom and Gianni Caputo, are directors, officers and stockholders of Boreas Research Corporation and, as a result of such technology license agreement, stockholders of the Company.  Mr. Lindeblom is now the Chairman, Chief Executive Officer and President of the Company and Mr. Caputo is now a Vice President and the Secretary of the Company.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors and executive officers.

FORM 10 ITEM 8. LEGAL PROCEEDINGS

The Company is currently is not a party to any legal proceedings.  However, from time to time the Company anticipates that it may be involved in litigation in the future arising out of its operations in the normal course of business.

FORM 10 ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are currently quoted and listed for trading on the OTC Bulletin Board under the symbol FNEC. The Company’s stock transfer agent is Select Fidelity Transfer Services Ltd., 2 Pelham Town Square, Suite 203, Fonthill, Ontario L0S 1E0, Canada.

The following table sets forth the high and low closing prices for our common stock for the periods indicated as reported by the OTC Bulletin Board:

	High	Low
Quarter ended March 31, 2009 (1)	$ 1.55	$ 0.32

Year Ended December 31, 2008 (2)	$ 0.045	$0.015
	$ 0.099	$0.004
	$ 0.05	$0.005
	$ 0.02	$0.031

———————

(1)

Prices reflect trading subsequent to a 100 for 1 reverse stock split, effective on February 11, 2009, reducing the number of issued and outstanding common shares from 76,522,760 to 765,228.  The Company’s common stock only traded sporadically during this period.

(2)

Prices reflect trading prior to a 100 for 1 reverse stock split, effective on February 11, 2009, reducing the number of issued and outstanding common shares from 76,522,760 to 765,228. The Company’s common stock only traded sporadically during this period.

On May 22, 2009, the closing price of our common stock, as reported by the OTC Bulletin Board, was $0.32 per share.

This data represents prices quoted by broker-dealers on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.  There are six market makers quoting the Company’s registered common shares on the OTC Bulletin Board exchange.

As of May 25, 2009, and after giving effect to the technology license and stock purchase transaction described above, there were 99,565,228 shares of our common stock outstanding and approximately 70 holders of record of our common stock. However, we believe that there are significantly more beneficial holders of our common stock (approximately 800 such holders) as many beneficial holders hold their stock in “street name.”

Dividend Policy

We do not expect to pay a dividend on our common stock in the foreseeable future.  The payment of dividends on our common stock is within the discretion of our board of directors, subject to our articles of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Equity Compensation Plan Information

There are 3,000,000 shares of common stock reserved for issuance under our 2005 Stock Incentive Plan for Employees and Consultants, none of which have been issued. We adopted our 2005 Stock Incentive Plan for Employees and Consultants on February 25, 2005, and prior to that date, we did not have in place any equity compensation plan. As of December 31, 2008, there were no outstanding stock options to purchase shares of common stock under our 2005 Stock Incentive Plan for Employees and Consultants, or any other plan.

FORM 10 ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

On May 25, 2009, the Company consummated the transaction more particularly described in that certain Technology License and Stock Purchase Agreement, between the Company and Boreas Research Corporation (“BRC”), more particularly described above and in the First Amendment of Technology License and Stock Purchase Agreement which is appended as an exhibit to this current report, pursuant to which BRC granted the Company a license (the “License”) to manufacture certain alternative energy systems incorporating proprietary technology owned by BRC, and the Company issued the stockholders of BRC 98,800,000 new restricted and unregistered common shares of the Company and agreed to pay certain future royalties to BRC from net revenues realized by the Company from the technology license.  Such transaction resulted in a change of control of the Company, as the result of the aforesaid issuance of 98,800,000 new restricted and unregistered common shares of the Company to the stockholders of BRC, since the stockholders of BRC now hold 99.23% of the total issued and outstanding common shares of the Company, after giving effect to the transaction.

The 98,800,000 shares of our common stock issued to the stockholders of Boreas Research Corporation in connection with the technology license transaction were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act of 1933. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, and certificates evidencing such shares contain a legend stating the same.

FORM 10 ITEM 11. DESCRIPTION OF COMPANY’S

SECURITIES TO BE REGISTERED

[Not Applicable]

The Company's authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, of which there are 99,565,228 issued and outstanding as of May 25, 2009 and after giving effect to the technology license and stock purchase transaction which is the subject of this current report.

Common Stock

Holders of the shares of the Company's common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of any liquidation, dissolution or winding up, the holders of common stock are entitled to a pro-rata share of all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

FORM 10 ITEM 12. INDEMNIFICATION OF

DIRECTORS AND OFFICERS

Our articles of incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our articles of incorporation require us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•

conducted himself or herself in good faith;

•

reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•

in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any registration of our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

FORM 10 ITEM 13. FINANCIAL STATEMENTS AND

SUPPLEMENTARY DATA

Financial Statements of the Company with supplementary financial information, prepared in accordance with Article 8 of Regulation S-X, for the fiscal year of the Company ending December 31, 2008, and for the three months ending March 31, 2008, are attached as Exhibits 13.1 and 13.2, respectively.

FORM 10 ITEM 14. CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The financial statements of the Company have been audited for the past two fiscal years by Schwartz Levitsky Feldman LLP, of Toronto, Canada.  During our two most recent fiscal years, and the subsequent interim periods, prior to May 25, 2009, we did not consult Schwartz Levitsky Feldman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Schwartz Levitsky Feldman LLP’s report on our financial statements for the year ended December 31, 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles; however, such year-end report did contain a modification paragraph that expressed substantial doubt about our ability to continue as a going concern.

During the most recent fiscal year ended December 31, 2008 and the subsequent interim periods prior to May 25, 2009, (i) there were no disagreements between us and Schwartz Levitsky Feldman LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Schwartz Levitsky Feldman LLP, would have caused Schwartz Levitsky Feldman LLP to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of (then applicable) Regulation S-B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

FORM 10 ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of the Company with supplementary financial information, prepared in accordance with Article 8 of Regulation S-X, for the fiscal year of the Company ending December 31, 2008, and for the three months ending March 31, 2008, are attached as Exhibits 13.1 and 13.2, respectively.

ITEM 3.02

Unregistered Sale of Equity Securities

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 5.01

Changes in Control of Registrant.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 5.06

Change in Shell Company Status.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 9.01

Financial Statements and Exhibits.

(a) The exhibits listed in the following Exhibit Index are filed as part of this current report, except as otherwise indicated in the footnotes to such index.

Exhibit No.	Document
3.1	Articles of Incorporation (1)
3.2	By-Laws (2)
10.1	First Amendment of Technology License and Stock Purchase Agreement, dated May 14, 2009, between the Registrant and Boreas Research Corporation (1)
13.1	Annual Report to Security Holders on Form 10-KSB, for the fiscal year ending December 31, 2008 (3)
13.2	Quarterly Report to Security Holders on Form 10-Q, for the three months ending March 31, 2009 (4)
19.1	Definitive Information Statement to Security Holders on Form 14C, dated May 4, 2009 (Technology License and Stock Purchase) (5)
19.2	Definitive Information Statement to Security Holders on Form 14C, dated December 22, 2008 (Reverse Stock Split and Reorganization) (6)
21	Subsidiaries of the Registrant (1)
99.1	Letter of Intent, dated April 17, between the Registrant and Boreas Research Corporation (7)
99.2	Technology License and Stock Purchase Agreement, dated April 21, 2009, between the Registrant and Boreas Research Corporation (5)

———————

(1)

Filed herewith.

(2)

Incorporated by reference to exhibit 3.2 of the registration statement filed on Form SB-2 by the Registrant on June 8, 2001.

(3)

Incorporated by reference to the Form 10-KSB, for the fiscal year ending December 31, 2008, filed by the Registrant on March 12, 2009.

(4)

Incorporated by reference to the Form 10-Q, for the quarter ending March 31, 2009, filed by the Registrant on April 17, 2009.

(5)

Incorporated by reference to the Definitive Information Statement on Form 14C filed by the Registrant on May 4, 2009.

(6)

Incorporated by reference to the Definitive Information Statement on Form 14C filed by the Registrant on December 22, 2009.

(7)

Incorporated by reference to exhibit 10.1 of the Current Report on Form 8-K, filed by the Registrant on April 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

First National Energy Corporation

Dated: May 26, 2009
	By:	/s/ DOUGLAS LINDEBLOM
Douglas Lindeblom, CEO